CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of National Energy Services Company, Inc. on Form S-8 of our report dated February 16, 2010 relating to the consolidated financial statements of National Energy Services Company, Inc. appearing in the Annual Report on Form 10-K of National Energy Services Company, Inc. for the year ended October 31, 2009.

/s/ Friedman LLP
Friedman LLP

New York, New York
March 30, 2010